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                                                                 EXHIBIT 10.44.2

[LETTERHEAD OF IMPERIAL BANK]


December 18, 1997


Mr. Ron Morck, President
Sutter Mortgage Corporation
P.O. Box 8163
Walnut Creek, CA 94596

Dear Ron:

Imperial Bank continues to provide Sutter Mortgage Corporation with a low eight figure revolving mortgage warehouse line of credit. The Line currently matures on March 6, 1998, and continues to be supported by certain collateral and by guaranties. The Bank acknowledges the Company's anticipated change in ownership.

Imperial Bank has enjoyed a long term relationship with Sutter Mortgage Corporation and looks forward to continuing our relationship in the years ahead.

If you should require any further information, please do not hesitate to call.

Sincerely,

/s/ Douglas Elefant

Douglas Elefant
Vice President
Commercial Lending